Exhibit 10.02(k)

EQT Corporation

Amendment to 2011 Value Driver Performance Award Agreement

This Amendment to that certain 2011 Value Driver Performance Award Agreement dated as of January 1, 2011 (the “Award Agreement”) between EQT Corporation (the “Company”) and each holder of an award is approved by the Committee this 23rd day of February 2011 (the “Amendment Date”).  Capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Award Agreement.

Effective as of the Amendment Date, the Award Agreement is hereby amended as follows:

1.   Section 2(a) of the Award Agreement is hereby amended and restated in its entirety to read as follows (new text is underlined, deleted text struck through):

“(a)as to 50% of the Confirmed ~~confirmed~~ Performance Awards, upon the Payment Date following January 1, 2012 ~~the second anniversary of the Grant Date~~, provided Grantee has continued in the employment of the Company, its Affiliates, and/or its Subsidiaries through such date, and”

2.   Section 2(b) of the Award Agreement is hereby amended and restated in its entirety to read as follows (new text is underlined, deleted text struck through):

“(b) as to 50% of the Confirmed Performance Awards, upon the Payment Date following January 1, 2013 ~~the third anniversary of the Grant Date~~, provided Grantee has continued in the employment of the Company, its Affiliates, and/or its Subsidiaries through such date, or”

3.   The first bullet point under Section 3 of the Award Agreement is hereby amended and restated in its entirety to read as follows (new text is underlined, deleted text struck through):

“The Payment Date for Confirmed Performance Awards vesting pursuant to Section 2(a) shall be a date selected by the Company that is no later than 90 days after January 1, 2012 ~~the second anniversary of the Grant Date~~.  Such awards shall be paid on the Payment Date in cash, equal to (i) the Fair Market Value per share of the Company’s Common Stock as of the last business day of 2011~~2012~~, times (ii) the number of Confirmed Performance Awards then vesting.”

4.   The second bullet point under Section 3 of the Award Agreement is hereby amended and restated in its entirety to read as follows (new text is underlined, deleted text struck through):

“The Payment Date for Confirmed Performance Awards vesting pursuant to Section 2(b) shall be a date selected by the Company that is no later than 90 days after January 1, 2013 ~~the third anniversary of the Grant Date~~. Such awards shall be paid on the Payment Date in cash, equal to (i) the Fair Market Value per share of the Company’s Common Stock as of the last business day of 2012~~2013~~, times (ii) the number of Confirmed Performance Awards then vesting.”